UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                                   FORM 8-K

                                CURRENT REPORT
                             ---------------------

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 31, 2005

                              WYNN LAS VEGAS, LLC
            (Exact name of registrant as specified in its charter)

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
             Nevada                                333-98369                              88-0494878
 (State or other jurisdiction of           (Commission File Number)          (I.R.S. Employer Identification No.)
         incorporation)
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       3131 Las Vegas Boulevard South
              Las Vegas, Nevada                                        89109
(Address of principal executive offices of each registrant)          (Zip Code)

                                (702) 770-7555
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

On August 31, 2005, Wynn Las Vegas, LLC ("WLV"), a wholly owned subsidiary of Wynn Resorts, Limited ("WRL"), entered into an employment agreement with Andrew Pascal pursuant to which Mr. Pascal will serve as the Executive Vice President and Chief Operating Officer of WLV. The new employment agreement with WLV is effective as of July 21, 2005 and will terminate on July 21, 2008. The agreement provides for a base salary of $400,000 per year and a guaranteed annual bonus of not less than $125,000 per year, until such time as WLV adopts a performance-based bonus plan for its executive officers, and thereafter as determined in accordance with such bonus plan.

The agreement provides that Mr. Pascal will be entitled to (i) participate, to the extent that he is otherwise eligible, in all employee benefit plans that WLV maintains for its executives, and (ii) receive reimbursement for reasonable business expenses (including entertainment, promotional, gift and travel expenses and club memberships).

If Mr. Pascal is terminated without "cause," or if he terminates his employment upon a material breach of the agreement by WLV, or for "good reason" following a "change of control" (as these terms are defined in the agreement), WLV will pay him a separation payment in a lump sum equal to the following: (a) his base salary for twelve months; (b) the bonus that he received for the preceding bonus period; (c) any accrued but unpaid vacation pay through the termination date; and (d) an amount necessary to reimburse him for any golden parachute excise tax he incurs under Internal Revenue Code
Section 4999. Upon termination, and in addition to the separation payment set forth above, Mr. Pascal will also be entitled to health benefits coverage for himself and his dependents under the same arrangements under which he was covered immediately before his termination, until the earlier of (i) the expiration of the period for which the separation payment is paid or (ii) the date he becomes covered under another group health plan not maintained by WLV or any of its affiliates.

If Mr. Pascal's employment terminates for any other reason before the expiration of the term (e.g., because of his death, disability, discharge for cause or revocation of gaming license), WLV will pay him only his base salary and any accrued but unpaid vacation pay through the termination date.

A copy of Mr. Pascal's new employment agreements is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 of this report under the heading "Employment Agreement with Andrew Pascal" is incorporated herein by reference. Under the new employment agreement with Andrew Pascal, Mr. Pascal will serve as the Chief Operating Officer of WLV. Mr. Pascal will no longer serve as a Senior Vice President of WRL.

Mr. Pascal, 39, has been the Senior Vice President of WRL since September 15, 2003. From April of 1999 through September of 2003, Mr. Pascal was the Chief Executive Officer and Chairman of the Board of WagerWorks, Inc., a multi-national company engaged in the design, development and operation of remote gaming content and systems. Mr. Pascal was responsible for establishing the strategic direction of WagerWorks and managing its day to day operations. Mr. Pascal is the nephew of Stephen A. Wynn, Chairman of the Board and Chief Executive Officer of WRL, and of Elaine P. Wynn, a Member of the Board of Directors of WRL.



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Item 9.01.        Financial Statements and Exhibits.

         (c)         Exhibits:

                     Exhibit
                     Number           Description
                     ------           -----------

                     10.1 Employment Agreement, dated as of August 31, 2005, between Wynn Las Vegas, LLC and Andrew Pascal.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 1, 2005

                                             WYNN LAS VEGAS, LLC

                                             By: Wynn Resorts Holdings, LLC, its
                                                    sole member

                                             By: Wynn Resorts, Limited, its
                                                    sole member

                                             By:  /s/ John Strzemp
                                                  ------------------------------
                                                   John Strzemp
                                                   Chief Financial Officer